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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File Nos. 33-21033 and 33-49195) and Form S-8 (File Nos. 33-1479, 33-
 1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115, 33-38781, 33-39162,33-
 40110 and 33-48781), of our report, which includes an explanatory paragraph related to litigation pending against the Company, dated January 23,1995 (included herein), on our audits of the consolidated financial statements of the Company, which are included in this Current Report on Form 8-K dated January 26,1995, as indicated in item 7 herein.


                                     /s/ COOPERS & LYBRAND L.L.P.


 New York, New York
 January 23, 1995